UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 18, 2008

______________________________

NEW WORLD BRANDS, INC.
(Exact name of registrant as specified in its charter)

                   Delaware                        033-91432                     02-0401674
               (State or other jurisdiction                     (Commission                      (IRS Employer
                of incorporation)                         File Number)                           Identification No.)

340 West Fifth Avenue, Eugene, Oregon 97401
(Address of principal executive offices)

(541) 868-2900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2008, New World Brands, Inc., a Delaware corporation (the “Company”), and Qualmax, Inc., a Delaware corporation (“Qualmax”), entered into an Agreement and Plan of Merger dated February 18, 2008 (the “Merger Agreement”), pursuant to which Qualmax will be merged with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company being the surviving corporation in the Merger.  The description of the Merger Agreement set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 10.1 hereto.

As previously disclosed, in 2006, the Company consummated three separate transactions as a result of a determination by the board of directors of the Company to change in its business plan.  First, the Company sold its former wine and spirits business, which transaction was consummated on September 14, 2006.  Second, the Company sold 7,500,000 shares of its common stock (the “Common Stock”) in a private placement transaction in exchange for gross proceeds of $1,500,000, which private placement was consummated on September 15, 2006.  Third, the Company acquired substantially all of the assets of Qualmax (the “Purchase Transaction”), in exchange for which the Company issued 100 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) to Qualmax, which transaction was consummated on September 15, 2006.  On April 24, 2007, in connection with an amendment to the certificate of incorporation of the Company, the shares of Preferred Stock automatically converted into 298,673,634 shares of Common Stock.  As a result of the Purchase Transaction, Qualmax ceased conducting any business activities other than in connection with its ownership of the shares of capital stock in the Company.   The shares of Common Stock held by Qualmax represent approximately seventy-two percent (72%) of the issued and outstanding shares of capital stock of the Company (calculated on an as-converted basis).  For accounting purposes, the Company and Qualmax each agreed to treat the Purchase Transaction as a reverse acquisition of Qualmax by the Company and, in furtherance thereof, desire to effectuate the Merger to cause a downstream merger of Qualmax with and into the Company.

Pursuant to the Merger Agreement, following the Merger, all of the properties, rights, privileges, powers and franchises of Qualmax and the Company shall vest in the Company and all debts, liabilities and duties of Qualmax and the Company shall become the debts, liabilities and duties of the Company.  No changes will be made to the executive officers and directors of the Company in connection with the Merger.

In connection with the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of Qualmax (“Qualmax Stock”) immediately prior to the effective time (the “Effective Time”) of the Merger (excluding any shares of Qualmax Stock held in the treasury immediately prior to the Effective Time, which shall cease to be outstanding, be canceled and retired without payment of any consideration therefor, and shall cease to exist), will be converted into a number of shares of Common Stock determined by dividing (x) the total number of shares of Qualmax Stock issued and outstanding immediately prior to the Effective Time by (y) the total number of shares of Common Stock owned by Qualmax immediately prior to the Effective Time (which ratio is subject to adjustment based on any stock split, reverse split, or stock dividend (including any dividend or distribution of securities convertible into Common Stock); or any reorganization, recapitalization, reclassification, readjustment, split up, combination or exchange of shares, or other like event with respect to the Common Stock, in any case occurring prior to the Effective Time) (the “Exchange Ratio”), and except as described below and provided for in the Merger Agreement, and any other shares of capital stock or options, warrants or other securities convertible or exercisable into shares of capital stock of Qualmax, whether vested or unvested, shall automatically be cancelled and retired and shall cease to exist.

At the Effective Time, certain warrants to purchase shares of Qualmax Stock (the “Qualmax Stock Rights”) will be assumed by the Company and shall continue to have, and be subject to, the same terms and conditions set forth in the relevant agreement governing such Qualmax Stock Rights immediately prior to the Effective Time; except that (i) each Qualmax Stock Right will be exercisable for that number of whole shares of Common Stock equal to the product of (x) the number of shares of Common Stock that were issuable upon exercise of such Qualmax Stock Right, immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, rounded up to the nearest whole number of shares of Common Stock, and (ii) the per share exercise price for the Common Stock issuable upon exercise of such Qualmax Stock Right will be equal to the quotient determined by dividing (x) the exercise price per share of Qualmax Stock at which such Qualmax Stock Right was exercisable immediately prior to the Effective Time by (y) the Exchange Ratio, rounded down to the nearest whole cent.

In connection with the Merger, holders of shares of Qualmax Stock shall be entitled to appraisal and dissenter’s rights in compliance with the Delaware General Corporation Law (the “DGCL”).  Any holder of shares of Qualmax Stock that demands and perfects appraisal or dissenters’ rights (any such shares that are subject to appraisal or dissenters’ rights, “Dissenting Shares”) in compliance with the DGCL shall not be converted into or represent a right to receive shares of Common Stock in the Merger, but shall only be entitled to such rights afforded to such person under the DGCL.

The consummation of the Merger and the transactions contemplated under the Merger Agreement are subject to satisfaction of certain conditions, including (which list is not exhaustive): (1) obtaining the requisite consent of the stockholders of each of the Company and Qualmax to approve the Merger Agreement and the transactions contemplated thereunder; (2) obtaining a valid exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of Common Stock issuable to the stockholders of Qualmax in connection with the Merger, which the Company anticipates will be obtained pursuant to a “fairness hearing” conducted in the State of Oregon pursuant to Section 3(a)(10) of the Securities Act; and (3) the number of Dissenting Shares shall not exceed five percent (5%) (which percentage may be increased to fifteen percent (15%) as provided in the Merger Agreement) of the shares of Qualmax Stock outstanding immediately prior to the Effective Time.   In addition, the Merger Agreement is subject to termination upon the occurrence of certain events, including in the event that the Merger is not consummated by June 1, 2008.

The Company intends to obtain the consent of a majority of the Company’s stockholders at a special meeting of the Company’s stockholders.  Qualmax has agreed to vote its shares of Common Stock in favor of the Merger. The Company is in the process of preparing an information statement to be filed with the Securities and Exchange Commission and upon the filing of a definitive information statement will deliver the required notice to the remaining stockholders.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.      Description

10.1       Agreement and Plan of Merger, dated February 18, 2008, by and between New World Brands, Inc. and Qualmax, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                NEW WORLD BRANDS, INC.

                By: /s/ M. David Kamrat
                       Name:  M. David Kamrat
                   Title:    Chief Executive Officer

Date:   February 22, 2008